SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 5, 2002

United Pan-Europe Communications N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-253 65	98-0191997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Boeing Avenue 53, 1119PE Schipol Rijk, The Netherlands

(Address of Principal Executive Office)

(31) 20 778 9840

(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 20, 2002, the Annual General Meeting of Shareholders of United Pan-Europe Communications N.V. ("UPC") engaged KPMG Accountants N.V. ("KPMG"), as the independent auditor of UPC for the fiscal year ending December 31, 2002. Such appointment was accepted by KPMG, and became effective, on July 5, 2002. The decision to approve KPMG was recommended by the Supervisory Board of UPC upon advice of the Audit Committee of the Supervisory Board.

During the two most recent fiscal years and through the date of KPMG's appointment, UPC did not consult with KPMG with respect to the application of accounting principles to any transaction (completed or proposed) or the type of audit opinion that might be rendered on the consolidated financial statements, or any other matters or reportable events described under Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  UNITED PAN-EUROPE COMMUNICATIONS N.V.

Dated: July 10, 2002                  By:/s/ ANTON A. M. TUIJTEN

Anton A. M. Tuijten

Senior Vice President & General Counsel